Exhibit 99.1


HCC Reports Continued Success with Strong Second Quarter Results

    HOUSTON--(BUSINESS WIRE)--Aug. 7, 2003--HCC Insurance Holdings, Inc. (NYSE:HCC) today released earnings for the second quarter of 2003.
    Net earnings increased 29 percent for the second quarter of 2003 to $34.7 million from $26.8 million and diluted earnings per share grew 26% to $0.54 from $0.43, both compared to the same period in 2002.
    Net earnings increased 30 percent for the first six months of 2003 to $64.9 million from $50.1 and diluted earnings per share grew 28 percent to $1.02 from $0.80, both compared to the first six months of 2002. The increase in net earnings is primarily as a result of the continuing improvement in market conditions across all of our operations, including acquisitions made in 2002.
    Stephen L. Way, Chairman and Chief Executive Officer, said, "This earnings growth is at the high end of the previously announced range of 20 to 30 percent and, barring any major catastrophe, we anticipate achieving a similar result for the full year 2003."
    Total revenue grew substantially during the second quarter of 2003 rising 55 percent to $241.3 million from $155.9 million and rising 47 percent for the first six months of 2003 to $452.0 million from $307.6 million, both compared to the corresponding periods in 2002. Revenue continues to increase strongly across all of our segments and is expected to continue for the rest of this year and into 2004.
    Net written premium of our insurance company subsidiaries grew significantly by 72 percent to $443.6 million during the first six months of 2003 compared to $257.7 million in the first half of 2002. During the same period, net earned premium increased by 53 percent to $345.9 million from $226.1 million. These record levels were achieved as a result of higher rates and strong growth in new business including production from underwriting agencies that we acquired in 2002. Continued growth is expected through 2004.
    The GAAP combined ratio was 88.9 percent for the first six months of 2003 compared to 85.9 percent in the corresponding period of 2002. Mr. Way added, "This continuing strong underwriting performance was achieved while keeping our loss reserves at very conservative levels and despite some deterioration in our discontinued lines."
    Management fees increased 27 percent during the first six months of 2003 to $49.5 million, from $39.0 million in the first half of 2002. During the same period, commission income growth accelerated, rising 34 percent to $28.4 million. These increased revenues came from new business and the effect of acquisitions made in 2002. We anticipate continued growth in both segments through the rest of this year.
    Net investment income increased by 27 percent in the first half of 2003 to $22.9 million, compared to $18.0 million in the corresponding period in 2002. This growth was due to increased investment assets, which grew 23 percent to $266.1 million during the first six months of 2003 as a result of cash flow from operations, which more than offset low investment yields. We anticipate this growth continuing through 2004.
    As of June 30, 2003, total investments increased to $1.43 billion, total assets were over $4.3 billion, book value per share increased to $15.21 and the Company's debt to total capital ratio was 24.5 percent. See attached tables.
    HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Thursday, August 7th to discuss these results. To participate, the number for domestic calls is 800-482-2225 and the number for international calls is 303-224-6997. In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available on the website until Friday, August 15, 2003.
    HCC is an international insurance holding company and a leading specialty insurance group since 1974. HCC is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

    Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

    For more information, visit our website at www.hcch.com.




                     HCC Insurance Holdings, Inc.
                         Financial Highlights
                            June 30, 2003
            (amounts in thousands, except  per share data)

Three Months Ended June 30,                    2003           2002
---------------------------                    ----           ----
Gross written premium                        $477,279       $305,852

Net written premium                           251,091        135,390

Net earned premium                            183,492        114,627

Management fees                                27,083         19,583

Commission income                              14,432         11,068

Net investment income                          11,873          9,290

Other operating income                          4,242            677

Total revenue                                 241,327        155,912

Pre-tax earnings                               54,897         41,910

Net earnings                                   34,662         26,782

Earnings per share (diluted)                     0.54           0.43

Cash flow from operations                      97,401         33,580

Weighted average shares outstanding
 (diluted)                                     63,990         62,889

GAAP gross loss ratio                            76.3%          51.5%

GAAP net loss ratio                              65.4%          59.1%

GAAP combined ratio                              89.1%          84.4%

                                             June 30,    December 31,
                                               2003          2002
                                           ------------  ------------
Total investments                          $1,433,705     $1,167,636

Total assets                                4,363,362      3,704,151

Shareholders' equity                          960,783        882,907

Debt to total capital                            24.5%          20.7%

Book value per share                           $15.21         $14.15

                     HCC Insurance Holdings, Inc.
                         Financial Highlights
                            June 30, 2003
            (amounts in thousands, except  per share data)

Six Months Ended June 30,                      2003           2002
-------------------------                      ----           ----
Gross written premium                        $856,727        553,620

Net written premium                           443,592        257,662

Net earned premium                            345,914        226,105

Management fees                                49,541         38,995

Commission income                              28,352         21,228

Net investment income                          22,870         17,984

Other operating income                          5,139          2,140

Total revenue                                 452,000        307,621

Pre-tax earnings                              102,154         77,630

Net earnings                                   64,937         50,064

Earnings per share (diluted)                     1.02           0.80

Cash flow from operations                     199,272         46,682

Weighted average shares outstanding
 (diluted)                                     63,667         62,805

GAAP gross loss ratio                            72.9%          60.1%

GAAP net loss ratio                              63.6%          60.2%

GAAP combined ratio                              88.9%          85.9%

                                             June 30,    December 31,
                                               2003          2002
                                           ------------  ------------
Total investments                          $1,433,705     $1,167,636

Total assets                                4,363,362      3,704,151

Shareholders' equity                          960,783        882,907

Debt to total capital                            24.5%          20.7%

Book value per share                           $15.21         $14.15

             HCC Insurance Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Balance Sheets

           (unaudited, in thousands, except per share data)

                                          June 30,     December 31,
                                            2003           2002
                                       --------------- --------------
ASSETS

Investments:
   Fixed income securities, at market
    (cost:  2003 - $976,833;
    2002 - $807,772)                       $1,019,438       $841,548
   Marketable equity securities, at
    market (cost:  2003 - $15,118;
    2002 - $15,815)                            15,120         15,609
   Short-term investments, at cost,
    which approximates market                 396,977        307,215
   Other investments, at estimated fair
    value (cost:  2003 - $2,170;
    2002 - $3,264)                              2,170          3,264
                                       --------------- --------------
     Total investments                      1,433,705      1,167,636

Cash                                           16,259         40,306
Restricted cash                               224,909        189,396
Premium, claims and other receivables         923,473        753,527
Reinsurance recoverables                      863,018        798,934
Ceded unearned premium                        230,037        164,224
Ceded life and annuity benefits                78,575         78,951
Deferred policy acquisition costs             101,873         68,846
Goodwill                                      334,360        335,288
Other assets                                  157,153        107,043
                                       --------------- --------------

     Total assets                          $4,363,362     $3,704,151
                                       =============== ==============

LIABILITIES

Loss and loss adjustment expense
 payable                                   $1,305,123     $1,155,290
Life and annuity policy benefits               78,575         78,951
Reinsurance balances payable                  230,924        166,659
Unearned premium                              497,770        331,050
Deferred ceding commissions                    68,028         49,963
Premium and claims payable                    850,389        749,523
Notes payable                                 311,639        230,027
Accounts payable and accrued
 liabilities                                   60,131         59,781
                                       --------------- --------------

     Total liabilities                      3,402,579      2,821,244

SHAREHOLDERS' EQUITY

Common stock, $1.00 par value; 250.0
 million shares authorized; (shares
 issued and outstanding: 2003 - 63,188;
 2002 - 62,358)                                63,188         62,358
Additional paid-in capital                    429,868        416,406
Retained earnings                             440,113        383,378
Accumulated other comprehensive income         27,614         20,765
                                       --------------- --------------

     Total shareholders' equity               960,783        882,907
                                       --------------- --------------

     Total liabilities and shareholders'
      equity                               $4,363,362     $3,704,151
                                       =============== ==============

             HCC Insurance Holdings, Inc. and Subsidiaries

             Condensed Consolidated Statements of Earnings

           (unaudited, in thousands, except per share data)

                           For the six months   For the three months
                              ended June 30,        ended June 30,
                             2003       2002       2003        2002
                          ---------- ---------- ---------- -----------
REVENUE

Net earned premium         $345,914   $226,105   $183,492    $114,627
Management fees              49,541     38,995     27,083      19,583
Commission income            28,352     21,228     14,432      11,068
Net investment income        22,870     17,984     11,873       9,290
Net realized investment
 gain                           184      1,169        205         667
Other operating income        5,139      2,140      4,242         677
                          ---------- ---------- ---------- -----------

     Total revenue          452,000    307,621    241,327     155,912

EXPENSE

Loss and loss adjustment
 expense                    220,112    136,083    120,080      67,752

Operating expense:
  Policy acquisition
   costs, net                41,458     25,534     20,947      12,480
  Compensation expense       55,068     39,541     28,717      19,915
  Other operating expense    29,612     23,992     14,772      11,392
                          ---------- ---------- ---------- -----------
     Net operating expense  126,138     89,067     64,436      43,787

Interest expense              3,596      4,841      1,914       2,463
                          ---------- ---------- ---------- -----------

     Total expense          349,846    229,991    186,430     114,002
                          ---------- ---------- ---------- -----------

     Earnings before
      income tax provision  102,154     77,630     54,897      41,910

Income tax provision         37,217     27,566     20,235      15,128
                          ---------- ---------- ---------- -----------

     Net earnings           $64,937    $50,064    $34,662     $26,782
                          ========== ========== ========== ===========

Basic earnings per share
 data:

Earnings per share            $1.03      $0.81      $0.55       $0.43
                          ========== ========== ========== ===========

Weighted average shares
 outstanding                 62,753     62,087     62,867      62,236
                          ========== ========== ========== ===========

Diluted earnings per share
 data:

Earnings per share            $1.02      $0.80      $0.54       $0.43
                          ========== ========== ========== ===========

Weighted average shares
 outstanding                 63,667     62,805     63,990      62,889
                          ========== ========== ========== ===========

Cash dividends declared,
 per share                    $0.13     $0.125     $0.065     $0.0625
                          ========== ========== ========== ===========

             HCC Insurance Holdings, Inc. and Subsidiaries

            Condensed Consolidated Statements of Cash Flows

           (unaudited, in thousands, except per share data)

                            For the six months  For the three months
                               ended June 30,       ended June 30,
                              2003      2002      2003       2002
                            --------- --------- --------- ----------
Cash flows from operating
 activities:
  Net earnings               $64,937   $50,064   $34,662   $26,782
  Adjustments to reconcile
   net earnings (loss) to
    net cash provided by
     operating activities:
      Change in premium,
       claims and other
        Receivables         (169,946)  (37,451) (107,729)  (46,737)
      Change in reinsurance
       recoverables          (64,084)   30,036   (17,052)   29,419
      Change in ceded
       unearned premium      (65,813)  (39,310)  (41,382)  (36,822)
      Change in loss and
       loss adjustment
        expense payable      149,833   (35,164)   70,912   (52,264)
      Change in reinsurance
       balances payable       64,265    38,459    35,430    35,312
      Change in unearned
       premium               166,720    68,379   110,496    56,241
      Change in premium and
       claims payable,
        net of restricted
         cash                 65,353   (41,378)   23,602    13,441
      Depreciation and
       amortization expense    5,564     5,378     2,588     2,631
      Other, net             (17,557)    7,669   (14,126)    5,577
                            --------- --------- --------- ---------
         Cash provided by
          operating
           activities        199,272    46,682    97,401    33,580

Cash flows from investing
 activities:
    Sales of fixed income
     securities              123,181   154,164    27,952    85,853
    Maturity or call of
     fixed income securities  69,086    19,691    41,728     9,879
    Sales of equity
     securities                1,165     3,417       182     2,228
    Other proceeds            16,846        --    16,846        --
    Change in short-term
     investments             (89,563)   41,502    58,636    42,695
    Cost of securities
     acquired               (407,875) (287,100) (243,638) (194,149)
    Earnout payments for
     purchase of
     subsidiaries             (4,079)       --    (4,079)       --
    Purchases of property
     and equipment            (3,135)   (2,838)   (1,612)   (1,513)
                            --------- --------- --------- ---------
         Cash used by
          investing
          activities        (294,374)  (71,164) (103,985)  (55,007)

Cash flows from financing
 activities:
    Proceeds from notes
     payable, net of costs   134,845    40,000        --    40,000
    Sale of common stock,
     net of costs             11,969     9,261     8,238     2,691
    Payments on notes
     payable                 (67,622)  (13,269)      (95)  (10,742)
    Dividends paid and
     other, net               (8,137)   (8,944)   (4,076)   (3,877)
                            --------- --------- --------- ---------
         Cash provided by
          financing
          activities          71,055    27,048     4,067    28,072
                            --------- --------- --------- ---------

         Net change in cash  (24,047)    2,566    (2,517)    6,645

         Cash at beginning
          of period           40,306    16,891    18,776    12,812
                            --------- --------- --------- ---------

         Cash at end of
          period             $16,259   $19,457   $16,259   $19,457
                            ========= ========= ========= =========

                     HCC Insurance Holdings, Inc.
                      Insurance Company Premium
                            June 30, 2003
                           ($ in thousands)

                                             2nd Qtr   2nd Qtr  Change
                                              2003      2002      %
                                            --------- --------- ------
GROSS WRITTEN

Group life, accident & health               $144,162  $122,755     17
Diversified financial products               143,106    42,556    236
London market account                         79,434    68,508     16
Aviation                                      64,429    59,990      7
Other specialty lines                         25,176     5,682    343
                                            --------- --------- ------
                                             456,307   299,491     52%

Discontinued lines                            20,972     6,361
                                            --------- ---------
                                            $477,279  $305,852
                                            ========= =========

NET WRITTEN

Group life, accident & health                $81,168   $55,208     47
Diversified financial products                48,907     7,792    528
London market account                         65,322    33,403     96
Aviation                                      30,525    29,421      4
Other specialty lines                         21,256     5,384    295
                                            --------- --------- ------
                                             247,178   131,208     88%

Discontinued lines                             3,913     4,182
                                            --------- ---------
                                            $251,091  $135,390
                                            ========= =========

NET EARNED PREMIUM

Group life, accident & health                $75,526   $54,238     39
Diversified financial products                26,512     4,574    480
London market account                         37,081    16,269    128
Aviation                                      24,355    25,571     (5)
Other specialty lines                          9,553     5,347     79
                                            --------- ---------
                                             173,027   105,999     63%

Discontinued lines                            10,465     8,628
                                            --------- ---------
                                            $183,492  $114,627
                                            ========= =========

                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                             June 30, 2003
                           ($ in thousands)

                                   Year to Date  Year to Date  Change
                                       2003          2002         %
                                   ------------- ------------ --------
GROSS WRITTEN

Group life, accident & health          $283,482     $245,659      15
Diversified financial products          250,426       58,369     329
London market account                   140,152      116,053      21
Aviation                                108,960      104,104       5
Other specialty lines                    46,056        9,884     366
                                   ------------- ------------ --------
                                        829,076      534,069      55 %

Discontinued lines                       27,651       19,551
                                   ------------- ------------
                                       $856,727     $553,620
                                   ============= ============

NET WRITTEN

Group life, accident & health          $157,353     $107,028      47
Diversified financial products           82,214       15,133     443
London market account                   102,554       61,939      66
Aviation                                 51,204       52,054      (2)
Other specialty lines                    38,706        8,965     332
                                   ------------- ------------ --------
                                        432,031      245,119      76 %

Discontinued lines                       11,561       12,543
                                   ------------- ------------
                                       $443,592     $257,662
                                   ============= ============

NET EARNED PREMIUM

Group life, accident & health          $147,509     $105,805      39
Diversified financial products           44,818        7,277     516
London market account                    66,457       32,521     104
Aviation                                 48,237       50,754      (5)
Other specialty lines                    19,081        8,982     112
                                   ------------- ------------ --------
                                        326,102      205,339      59 %

Discontinued lines                       19,812       20,766
                                   ------------- ------------
                                       $345,914     $226,105
                                   ============= ============

                     HCC Insurance Holdings, Inc.
                   Consolidated Insurance Companies
                           Net Loss Ratios
                            June 30, 2003
                           ($ in thousands)

                        Year to Date 2003          Full Year 2002
                       Net                       Net
                     Earned    Actual   Loss    Earned  Actual   Loss
  Line of Business   Premium   Losses   Ratio   Premium  Losses  Ratio
-------------------- ------------------------ ------------------------
Group life, accident
 & health            $147,509  $93,892  63.7% $240,070 $149,251  62.2%

Diversified
 financial products    44,818   21,453  47.9    23,102   10,708  46.4

London market
 account               66,457   35,117  52.8    89,260   45,937  51.5

Aviation               48,237   30,701  63.6   100,960   46,732  46.3

Other specialty
 lines                 19,081   14,065  73.7    22,337   22,581 101.1
                     ------------------------ ------------------------
                      326,102  195,228  59.9   475,729  275,209  57.8

Discontinued lines     19,812   24,884 125.6    29,792   31,282 105.0
                     ------------------------ ------------------------
Total                $345,914 $220,112  63.6% $505,521 $306,491  60.6%

    CONTACT: HCC Insurance Holdings, Inc., Houston
             L. Byron Way, 713-690-7300